EX-99.16.a

DIMENSIONAL ETF TRUST
POWER OF ATTORNEY
The undersigned officers and trustees of DIMENSIONAL ETF TRUST (the "Trust") hereby appoint DAVID G. BOOTH, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, JOY L. LOPEZ, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Trust’s Registration Statement on Form N-14 as it relates to the reorganization of the Tax-Managed U.S. Equity Portfolio, Tax-Managed U.S. Small Cap Portfolio, Tax-Managed U.S. Targeted Value Portfolio, T.A. U.S. Core Equity 2 Portfolio, Tax-Managed DFA International Value Portfolio, and T.A. World ex U.S. Core Equity Portfolio, each, a series of DFA Investment Dimensions Group Inc., with and into Dimensional U.S. Equity ETF, Dimensional U.S. Small Cap ETF, Dimensional U.S. Targeted Value ETF, Dimensional U.S. Core Equity 2 ETF, Dimensional International Value ETF, and Dimensional World ex U.S. Core Equity 2 ETF, each, a series of the Trust, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority.  Each of the undersigned grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and trustees hereby execute this Power of Attorney as of the 16th day of December, 2020.
/s/ David P. Butler David P. Butler, Co-Chief Executive Officer	/s/ Gerard K. O’Reilly Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ David G. Booth David G. Booth, Chairman and Trustee	/s/ Catherine L. Newell Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides George M. Constantinides, Trustee	/s/ Lisa M. Dallmer Lisa M. Dallmer, Vice President, Chief Financial Officer, and Treasurer

/s/ Douglas W. Diamond Douglas W. Diamond, Trustee	/s/ Myron S. Scholes Myron S. Scholes, Trustee

/s/ Darrell Duffie Darrell Duffie, Trustee	/s/ Abbie J. Smith Abbie J. Smith, Trustee

/s/ Roger G. Ibbotson Roger G. Ibbotson, Trustee	/s/ Ingrid M. Werner Ingrid M. Werner, Trustee